Exhibit 3.126

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
SAGUARO ROAD RECORDS, INC.

Under Sections 242 and 303 of the Delaware Corporation Law

Pursuant to Sections 242 and 303 of the General Corporation Law of the State of Delaware, the undersigned officer of Saguaro Road Records, Inc., a Delaware corporation (the “Corporation”), does hereby certify the following:

FIRST:                  The name of the Corporation is Saguaro Road Records, Inc.

SECOND:             The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 16, 2008.

THIRD:                 The Certificate of Incorporation of the Corporation is hereby amended by inserting a new Article Twelfth to read as follows:

“TWELFTH:        The Corporation shall not issue any class of non-voting equity securities unless and solely to the extent permitted by section 1123(a)(6) of the United States Bankruptcy Code (the “Bankruptcy Code”) as in effect on the date of filing this Certificate of Amendment with the Secretary of State of the State of Delaware; provided, however, that this Article Twelfth (i) will have no further force and effect beyond that required under section 1123(a)(6) of the Bankruptcy Code; (ii) will have such force and effect, if any, only for so long as section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Corporation; and (iii) in all events may be amended or eliminated in accordance with applicable law from time to time in effect.”

FOURTH:            That the Corporation filed a voluntary petition under chapter 11 of title 11 of the United States Code, as amended with the United States Bankruptcy Court of the Southern District of New York on August 24, 2009 (Case No. 09-23529 (RDD)), and that this Certificate is being filed pursuant to the authority granted to the Corporation under Section 303 of the General Corporation Law of the State of Delaware, without further action by the board of directors or shareholders of the Corporation.

IN WITNESS WHEREOF, the undersigned affirms as true the foregoing under penalties of perjury, and has executed this Certificate this 19th day of February, 2010.

By:	/s/ Andrea R. Newborn
Name:	Andrea R. Newborn
Title:	Secretary